Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A for the period ending June 30, 2023 of Virtual Interactive Technologies Corp., a Nevada corporation (the “Company”), as filed with the Securities and Exchange Commission (the “Quarterly Report”), Jason D. Garber, the Principal Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	This Quarterly Report fully complies with the requirements of Section 13(a) or15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

April 15, 2023
/s/ Jason D. Garber
Jason D. Garber
Principal Executive Officer